Exhibit (a)(11)

1 Sun Capital Partners’ Cash Offer for Kellwood Company January 15, 2008

2 Disclaimer This presentation is provided for informational purposes only and it is neither an offer to purchase nor a solicitation of an offer to sell any securities of Kellwood Company (“Kellwood”). The offer to purchase or solicitation of offers to sell is being only made pursuant to the Tender Offer Statement on Schedule TO (including the Offer to Purchase, Letter of Transmittal and other related offer documents), as filed by Cardinal Integrated, LLC with the Securities and Exchange Commission. Kellwood stockholders are advised to read these documents, as they may be amended from time to time, and any other documents relating to the tender offer that are filed with the SEC carefully and in their entirety when they become available because they do and will contain important information. Kellwood stockholders may obtain copies of these documents for free at the SEC’s website at www.sec.gov or by calling D.F. King & Co., Inc., the Information Agent for the tender offer, toll-free at 800-269-6427. This presentation does not constitute a solicitation of a proxy for or with respect to any annual or special meeting of Kellwood’s stockholders. Any such solicitation will be made only pursuant to separate proxy solicitation materials complying with all applicable requirements of the Securities Exchange Act of 1934, as amended. This presentation contains forward-looking statements. All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipates,” “believes,” “expects,” “estimates,” “plans,” and similar expressions are generally intended to identify forward-looking statements. These statements are based on current expectations of Sun Capital and its affiliates and currently available information. They are not guarantees of future performance, involve certain risks and uncertainties that are difficult to predict and are based upon assumptions as to future events that may not prove to be accurate. Sun Capital does not assume any obligation to update any forward-looking statements contained in this document. Note: The Offer to Purchase is being made by Cardinal Integrated, LLC, pursuant to the Tender Offer Statement on Schedule TO (including the Offer to Purchase and other related offer documents), as filed by Cardinal Integrated with the Securities and Exchange Commission. References to "Sun Capital" in this presentation are references to Cardinal Integrated and its affiliates.

3 $15.17 $21.00 $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 September 18, 2007 Offer Price $21.00 Per Share in Cash is a Compelling Offer for Kellwood Sun Capital’s $21.00 Per Share Cash Offer... • Provides value certainty for shareholders • 38% premium to Kellwood’s closing stock price on September 18, 2007, one day prior to Sun Capital’s initial proposal • 40% premium to Kellwood’s closing price on November 7, 2007, the day following Kellwood’s Strategic Plan Update • 27% premium to Kellwood’s closing price on January 14, 2008 • 7.7x LTM EBITDA (1) • 21.2x 2007E EPS (2) • 14.0x 2008E EPS (3) • Appropriately reflects the risks and rewards for an investment in Kellwood 38% Premium Sun Capital’s Offer IS NOT Conditioned Upon... • Financing • Due diligence Sun Capital’s Offer IS Conditioned Upon... • Tender of sufficient number of shares so that upon completion Sun Capital owns a majority of the outstanding shares • Removal of Poison Pill • Rendering DGCL 203 inapplicable • Rendering Article 16 of Kellwood’s Articles of Incorporation inapplicable • Expiration or termination of HSR waiting period • Kellwood not having entered into or effectuated an alternative agreement or transaction Offer Price Subject To... • Termination of bond tender • $21.00 per share if no bond tender • $19.50 per share if bond tender is completed (1) LTM EBITDA of $98.4 million, pro forma for the Smart Shirts divestiture. Pro forma depreciation based on actual 2006 depreciation as a percent of revenue. (2) Pro forma 2007E EPS of $0.71 plus $0.28 per share generated through stock buy backs and debt retirement, per the 11/6/07 Strategic Plan Update presentation. (3) 2008E EPS of $1.50, per the 11/6/07 Strategic Plan Update presentation.

4 Why Has Sun Capital Commenced a Tender Offer? • Sun Capital has been a shareholder since April 2007 • As a significant shareholder, Sun Capital became uncomfortable with Kellwood's ability to execute on its operational initiatives, its general M&A strategy, and broader use of capital • In the initial proposal letter Sun Capital made its openness to exploring other potential alternatives clear • Kellwood has refused to discuss both Sun Capital’s proposal and other potential alternatives to maximize shareholder value • Sun Capital believes Kellwood’s updated five-year plan is overly optimistic and lacks credibility in light of historical performance • Sun Capital remains concerned that Kellwood’s current strategic direction holds a material risk of leading to a further diminution in shareholder value • Kellwood’s recent ill-advised bond tender reinforces Sun Capital’s view that quick and decisive action is needed before shareholder value is further eroded This Tender Offer Enables Shareholders to Make a Decision Themselves Value Certainty vs. Speculating on Management’s Plan

5 Who is Sun Capital Partners? • Sun Capital is Kellwood’s second largest shareholder with an ownership position estimated at 9.9% • Sun Capital is a hybrid of a private equity firm and an operating management company – Our seasoned in-house operating professionals are experienced in working with management teams to improve operations • Significant consumer-retail orientation with 36 of our 77 portfolio companies within this sector, generating over $15.7 billion of annual revenue • Invest in underperformers, turnarounds, and special situations – Examples include Anchor Blue Retail Group, DBApparel, Edwin Watts Golf Shops, Lee Cooper, Life Uniform, Lillian Vernon, Limited Stores, Mervyn’s, Levi’s & Dockers Outlet Stores, Shopko Stores, and Stila Cosmetics – Control leveraged buyouts – Non-control equity investments in public and private companies – Bank debt, trade claims, mezzanine investments, seller notes, and high yield bonds • Manage approximately $10 billion of committed equity capital • Employ 170+ people with experience in buyouts, lending, operations, and crisis management • Acquired 175+ companies with revenues in excess of $35 billion

6 Kellwood’s Track Record in the Public Markets Does Not Inspire Confidence • Kellwood has a history of missing its financial targets • Kellwood has destroyed shareholder value through ineffective use of its capital • This continuing uncertainty and missteps have resulted in Kellwood underperforming both its peers and the broader market over the short-term as well as longer-term • Kellwood has yet again announced a strategic plan with the hope of shifting shareholders’ attention away from poor near-term performance results • Kellwood’s updated strategic plan includes overly optimistic financial targets that we feel are unachievable given how the company is currently structured and operated Sun Capital’s $21.00 Per Share Offer Provides Value Certainty for Shareholders

# Well Established History of Unfulfilled Promises

- Kellwood has been unsuccessful in its execution of strategic initiatives designed to improve its financial performance
- Guidance for sales and earnings has been reduced in each of the last five years, consistently falling short of stated goals
- Near-term margin goals established in 2003 and reiterated thereafter are now expected to take until 2012 to be achieved
- This lack of execution has occurred under the watch of a majority of Kellwood's current senior management and Board

| | FY2003 | FY2005 | FY2007 |
|---|---|---|---|
| Initial Guidance | | | |
| Sales | • $2,600mm | • $2,500mm | • $2,000–$2,025mm |
| EPS | • $2.70–$2.80 | • $2.50 | • $1.80–$1.89 |
| Reported Results (1) | | | |
| Sales | • $2,346mm (–9.8%) | • $2,065mm (–17.4%) | • $1,950–$2,000mm (-1.9%) (3) |
| Continuing EPS excluding Restructuring | • $2.68 (–2.6%) | • $1.68 (–32.8%) (2) | • $1.30–$1.40 (–26.8%) (3) |
| Restructuring/Discontinued Operations per Share | • ($0.06) | • ($3.58) (2) | • ($3.68) (4) |
| Margin Targets | • 8.0% - 9.0% EBITDA margin by FY04 | • Initial target: 9.0% EBITDA margin by FY06<br>• Revised target: 9.0% EBITDA margin by FY07 | • New EBITA target of 9.0% by FY12<br>• Prior 9.0% EBITDA target still not achieved |
| Key Strategic Initiatives | Notable Acquisitions<br>• Briggs ($140mm + contingencies)<br>• Phat Fashions ($115mm + contingencies)<br>Other<br>• Focused marketing initiatives on Izod, O Oscar and Calvin Klein with substantial capital investment<br>• Late stages of Vision 2000, back office process enhancement project with capital investment of approximately $100mm | Restructuring Plan<br>• Exit Non-Strategic Businesses with total sales of $335 million (13.4% of total projected sales)<br>– Management stated this effort does not affect its successful Smart Shirts operation<br>• Improve sourcing operations in Asia<br>• Streamline Operating Divisions<br>• Rationalize infrastructure and corporate expense to achieve operating leverage<br>Other<br>• O Oscar execution challenges delay re-launch from Fall 2006 to Spring 2007<br>• Calvin Klein licensed business falling short of expectations<br>• Management reiterates confidence in licensed business, stating that deals, including Izod, are not in jeopardy | Updated Strategic Plan<br>• Divest Smart Shirts ($161mm)<br>• Aggressive rollout of retail store base<br>• Significant shift in business mix by FY12 (5)<br>• Streamline Operating Divisions<br>Notable Acquisitions<br>• Hanna Andersson ($188mm)<br>• Royal Robbins ($38mm)<br>• HOLLYWOULD (FY06)<br>• Vince (FY06) ($81mm)<br>Other<br>• Loss of Izod licensing agreement (3Q06)<br>• Calvin Klein licensed business continuing to fall short of expectations<br>• Phat Farm transition to licensing business |

(1) Percentages reflect underperformance from mid-point of initial guidance, unless otherwise noted.
(2) Excludes a $0.48 per share repatriation income recognized in FY05.
(3) FY07 results reflect revised guidance in 2Q07, prior to Smart Shirts divestiture.
(4) Impairment, restructuring and non-recurring charges as reported per 3Q07.
(5) "Better Price" to 50% (from 30%), Private Label to 10% (from 28%), Owned Retail to 15–20% (from 8%).

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8 Ineffective Use of Capital has Destroyed Shareholder Value • Since 1998, Kellwood has invested approximately $1.0 billion in capital expenditures and acquisitions (net of divestitures), while returning approximately $310 million to shareholders in the form of dividends and share repurchases • Over the same time period, Kellwood’s equity value has decreased from approximately $810 million at the end of 1998 to $389 million on November 7, 2007 (one day after strategic plan update) • Recently wrote down $114 million of goodwill and intangible assets for impairment charges • On January 9, 2008, Kellwood announced an ill-advised $60 million tender offer for the 7.875% Senior Notes due July 2009, limiting financial flexibility and directly transferring value from shareholders to bondholders • $80 million announced Accelerated Share Repurchase Program is not the appropriate course if Kellwood believes its stock is undervalued because the ultimate per share repurchase price is not determined until the hedge period terminates in 9 months. A Reverse Dutch Tender Offer or special cash dividend would be the appropriate mechanism to maximize value because they can be completed in 20 business days $1 Billion of Total Investments Since 1998 Substantial Decrease in Shareholder Value Note: Divestitures are comprised of dispositions of fixed assets per the company ’s financial statements. (1) Pro Forma for the $41 million sale of the Smart Shirts real estate assets. (2) Pro Forma diluted shares outstanding of 28.1 million for the acquisition of Koret, per Company press release dated 12/1/1998. (3) Assumes no share buybacks using proceeds from the sale of Smart Shirts, proceeds added to excess cash balance. $0 $200 $400 $600 $800 $1,000 $1,200 Acquisitions Capital Expenditures Divestitures Total Investments ($ in Millions) (1) $0 $200 $400 $600 $800 $1,000 Equity Value as of 12/2/98 Equity Value as of 11/7/07 Dividends Share Repurchases Total Shareholder Value ($ in Millions) (51.9%) (33.0%) (13.7%) (3) (2)

9 Significant Total Returns Underperformance • Kellwood generated a negative 32.6% total return for the five years prior to the announcement of Sun Capital’s offer, compared to significant positive returns of its benchmark indices • Kellwood’s share price performance for the five-year period reflects the business issues we raised Relative Price Performance (1) Note: Market data as of September 18, 2007. Source: Factset. (1) Total returns are adjusted for dividends. (2) Company selected peers include JNY, LIZ, RL, and VFC. +60.2% Consumer Discretionary Index +127.5% Russell 2000 +78.5% Company Selected Peers (2) (32.6%) Kellwood 50 100 150 200 250 Sep-02 Sep-03 Sep-04 Sep-05 Sep-06 Sep-07 Russell 2000 Company Selected Peers S&P Consumer Discretionary Index Kellwood

10 $0.71 $1.50 $3.65 2002 –2006 Actual CAGR 2007E Consensus 2008P Management 2012P Management Kellwood’s updated Strategic Plan is Overly Optimistic • Kellwood’s revised plan sets overly optimistic expectations for sales, EBITA margin and EPS compared to past performance Source: Company Filings. Revenue Growth (1) EBITA Margin EPS Analyst Consensus Long-term EPS Growth Rate • Kellwood’s stated EPS growth rate (CAGR) of 25% from 2008 through 2012, exceeds each of its peers and is significantly greater than the median of its peer group Source: Factset. (1) Revenue growth projected by Kellwood is organic growth projected from 2008–2012. (2) LTM based on the quarter ended November 3, 2007, pro forma for Smart Shirts divestiture. 5.1% 4.7% 9.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10. 0% 2002 –2006 Actual Average LTM 2007 Actual 2012P Management 430 bps 20.0% 16.0% 15.0% 14.0% 13.0% 12.5% 10.5% 10.0% 10.0% 12.0% 25.0% 0.0% 10.0% 20.0% 30.0% Warnaco PVH Ralph Lauren Hartmarx Perry Ellis Oxford Liz Claiborne Jones Apparel VF Corporation Kellwood Analysts' Consensus Kellwood Projection Median – 13.0% 111% 25% CAGR 4.0% 1.0% (7.2%) (8.0%) (4.0%) 0.0% 4.0% 8.0% 02-LTM Actual CAGR 2008P–2012P Management 4% - 5% $4.00 $2.00 $0.00 (16.5%)

# Importance of Terminating Bond Tender Offer

## One Time Initial Interest Savings [1]

*($ in millions, except per share values)*

| | |
|---|---|
| Face Value | $60.0 |
| Premium [2] | 2.1 |
| Total Repurchase Cost | $62.1 |
| Cost of Premium | ($2.1) |
| Interest Income Foregone [3] | (4.2) |
| Interest Savings [4] | 7.1 |
| 18-Month Pre-tax Benefit | $0.8 |
| 18-Month After-tax Benefit [5] | 0.5 |
| 18-Month Benefit per Share [6] | $0.02 |

## Long Term Opportunity Cost

### Raises Overall Cost of Capital

- 5.1% after-tax interest rate on Notes, versus significantly higher cost of equity capital [5]

### Terms Cannot Be Replicated Today

- No maintenance covenants
- No restricted payments covenant
- No change of control provision
- Low interest cost

### Better Uses for Capital Exist

- If confidence in plan, distribute capital to shareholders; $2.30 per share equates to an immediate 15% yield
- Expedient share repurchase through Reverse Dutch Tender Offer

## Shareholder Value Destruction

*($ in millions, except per share values)*

| | |
|---|---|
| Kellwood Stock Return [7] | (8.1%) |
| Kellwood Per Share Decline [7] | ($1.39) |
| Per Group Return [7][8] | 4.5% |
| Kellwood Per Share Equivalent | $0.78 |
| Value Return Differential | 12.6% |
| Kellwood Per Share Equivalent | $2.17 |

One Time Interest Savings

$0.02 Per Share

Shareholder Value Destruction

$1.39-$2.17 Per Share

(1) Net interest savings through 7/15/09.
(2) Based on a 3.5% early tender premium.
(3) 1-year jumbo CD rate of 4.53%.
(4) 7.875% coupon on 2009 Notes.
(5) U.S. Corporate Statutory tax rate of 35.0%.
(6) Based on 25.8 million shares outstanding as of 11/3/07.
(7) Performance on 1/9/08 vs. 1/8/08.
(8) Company selected peers include JNY, LIZ, RL, and VFC.

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12 What Is Kellwood’s Unaffected Stock Price? Relative Performance Since First Offer – 9/18/07 (Date of Disclosure of Sun Capital’s Offer) Aggregate Volume Activity & Percent of Float (Thousands of Shares) 50 75 100 125 150 Sep-18-2007 Jan-14-2008 $12.27 $13.63 $10.63 $16.51 Note: Stock prices to the right are implied prices for Kellwood if performance was in line with the index. (1) Company selected peers include JNY, LIZ, RL, and VFC. 0 10,000 20,000 30,000 40,000 9/19/06 - 1/14/07 9/19/07 - 1/14/08 283 375 0 150 300 450 9/19/06 - 1/14/07 9/19/07 - 1/14/08 Average Volume Activity (Thousands of Shares) (29.3%) Company Selected Peers (1) (18.4%) Consumer Discretionary Index +9.9% Kellwood (9.3%) Russell 2000 90.5% 118.1% Note: Float based on December 31, 2006 and 2007, respectively. Source: Factset. + 34.2% +32.5% 11/12/2007 Sun Capital reiterated its $21 per share offer

13 • Limited stockholder recourse if underperformance continues, for example: – Stockholders cannot call a special meeting – Staggered Board – Poison Pill • The Company’s protectionist measures are considerably more aggressive than most of the companies represented in the S&P 500 • In March 2007, CalPERS added Kellwood to its 2007 Focus List of 10 underperforming companies due to poor stock price performance and sub-par governance structure – 88% stockholders voted in favor of CalPERS declassification proposal, set forth at the Company’s 2007 meeting Kellwood Board’s Protectionist Measures Deter Value Creating Transactions

14 Shareholders Now Have a Choice... Value Certainty—Accept Sun Capital’s $21.00 Per Share Cash Offer • 38% premium to Kellwood’s closing stock price on September 18, 2007, prior to our initial proposal • 40% premium to Kellwood’s closing price on November 7, 2007, one day after Kellwood’s Strategic Plan Update • 27% premium to Kellwood’s closing price on January 14, 2008 • Not subject to financing condition • Not subject to due diligence • Could be completed in 20 business days or Speculate on Management’s Plan • Historical share price underperformance • Evidence of ineffective use of capital • Well established track record of missing expectations • Overly optimistic strategic plan without near-term performance targets to address accountability • Uncertainty around market and business environment • Risk of significant stock price decline absent prospects of a sale

15 Sun Capital Partners’ Cash Offer for Kellwood Company January 15, 2008